Exhibit 99.3

HASCO Pro-Forma Consolidated

December 31, 2011

					Dr. (Cr.)
	HASCO Cons.				Pro-Forma	HASCO
	(audited)	Ride-Away	Combined		AJE's	Pro-Forma
Assets
Current assets
Cash	$212,460	$155,962	$368,422	(d)	234,890	$603,312
Accounts receivable, net of allowance for doubtful accounts	1,042,953	5,237,569	6,280,522			6,280,522
Inventory	2,444,563	10,572,826	13,017,389			13,017,389
Prepaid expenses and other current assets	89,207	435,458	524,665	(c)	7,550	513,661
				(d)	(3,775)
				(e)	(14,779)
Total current assets	3,789,183	16,401,815	20,190,998			20,414,884

Property & equipment, net of accumulated depreciation	526,571	1,216,667	1,743,238			1,743,238

Intangible property, net of accumulated amortization	3,695,755	105,000	3,800,755	(b)	3,366,512	7,167,267
Other Assets	420	253,719	254,139			254,139
Total Assets	$8,011,929	$17,977,201	$25,989,130			$29,579,528
			—
Liabilities and Stockholders' Equity			—
Current liabilities			—
Accounts payable and accrued expenses	$2,627,326	$10,438,938	$13,066,264			$13,066,264
Other current liabilities	180,780		180,780	(d)	(201,977)	382,757
Customer deposits and deferred revenue	175,464	589,982	765,446			765,446
Line of credit	898,713	4,314,793	5,213,506	(c)	4,314,793	5,251,067
				(c)	898,713
				(c)	(5,251,067)
Current portion of long-term debt	108,901	275,000	383,901	(b)	(325,510)
				(b)	275,000	434,411
Current portion of long-term debt-related party	154,346	—	154,346			154,346
Total current liabilities	4,145,530	15,618,713	19,764,243			20,054,291
			—
Notes payable, net of current portion	1,947,994	—	1,947,994	(b)	(3,174,490)	5,122,484

Loans and notes payable, related parties	1,784,020	—	1,784,020			1,784,020
Total liabilities	7,877,544	15,618,713	23,496,257			26,960,795

Stockholders' Equity
Preferred stock, $.001 par value, 3,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $.001 par value, 2,000,000,000 shares authorized; 794,578,818 shares issued and outstanding	794,579	217,330	1,011,909	(a)	217,330
				(b)	(176,944)	971,523
Treasury Stock	—	(595,000)	(595,000)	(a)	(595,000)
Additional paid-in capital	4,007,004	—	4,007,004
				(b)	(2,323,056)	6,330,060
Retained earnings (deficit)	(4,667,198)	2,736,158	(1,931,040)	(a)	2,736,158
					15,652	(4,682,850)
Total stockholders' deficit	134,385	2,358,488	2,492,873			2,618,733

Total Liabilities and Stockholders' Equity	$8,011,929	$17,977,201	$25,989,130			$29,579,528

Purchase price:
Notes issued for cash payments	500,000
Note issued to seller	3,000,000
Shares issued, at fair market value (250,000 at $.016)	2,500,000
Purchase price	6,000,000
Less: net assets purchased	(17,977,201)
Less: liability not assumed	(275,000)
Add: Total liabilities	15,618,713
Amount to be allocated	3,366,512

Allocated to Customer list (20 yrs)	1,900,000
Allocated to Tradename/Website (30 yrs)	1,000,000
Allocated to Goodwill	466,512

Journal Entries:	Dr.(Cr.)
(a) Elimination of Ride-Away's capital.
Retained earnings	2,736,158
Treasury Stock	(595,000)
Common stock	217,330
Additional paid in capital	(2,358,488)
This entry is for the purpose of removing the equity of the acquired company, closed out to APIC

(b) Issuance of $6,000,000 in notes and shares (176,944,450 common shares, at VWAP of $.0141) assigned to customer list and sales infrastructiore. Record Ride-Away's capital.
Unallocated costs (reverse prior entry (a) to be allocated)	3,366,512
Customer List	1,900,000	20 yrs
Tradename/Website	1,000,000	30 yrs
Goodwill	466,512	Indefinite
Note issued for cash payments	(500,000)
($88,287 current, $411,713 long term)
Notes payable (note held by seller)	(3,000,000)
$237,223 current, $2,762,777 long term)
Common stock (176,944,450 common shares at $.001 par)	(176,944)
Additional paid in capital (176,944,450 shares at VWAP of $.01413 at March 1, 2012, less par)	(2,323,056)
Equity of Ride-Away	2,358,488
Note payable (note not assumed)	275,000

(c) Payoff of sellers LOC and Note and buyers LOC with new LOC and note
Seller LOC	4,314,793
Buyer LOC	898,713
Acquisition Fees (Retained Earnings)	27,287
Loan Orig Fees	7,550
Interest Expense (Retained Earnings)	2,724
New LOC	(5,251,067)

(d) Funds held by buyer net of sellers portion of fees
Cash	234,890
Amt due to seller	(201,978)
Loan Origination Fees	(3,775)
Acquisition Fees (Retained Earnings)	(29,137)

(e) Write off loan origination fee of old line of credit
Interest Expense (Retained Earnings)	14,779
Loan Origination Fee	(14,779)

HASCO Pro-Forma Consolidated

INCOME STATEMENT

For the Twelve Months Ending December 31, 2011

					Dr. (Cr.)
	HASCO	RAH & N4R			Pro-Forma	HASCO
	(audited)	Combined	Combined		AJE's	Pro-Forma

Revenues, net.	$9,514,475	$62,533,939	$72,048,414			$72,048,414
Cost of Sales	6,146,490	48,730,331	54,876,821			54,876,821
Gross Profit	3,367,985	13,803,608	17,171,593			17,171,593

Operating Expenses
Selling & Marketing	246,319	5,273,772	5,520,091	(c)	15,000	5,535,091
General & Administration	3,165,543	8,392,049	11,557,592	(e)	(1,850)	11,555,742
Depreciation & Amortization	180,796	214,295	395,091	(d)	95,573	490,664
Total Operating Expense	3,592,658	13,880,116	17,472,774			17,581,497

Income from Operations	(224,673)	(76,508)	(301,181)			(409,904)

Other income (expense):

Other Income/Expense	80,000	78,698	158,698			158,698
Debt Forgiveness	—	204,278	—			—
Interest Expense	(197,842)	(481,604)	(679,446)	(a)	28,000	(835,779)
				(b)	128,333
Total income (expense)	(117,842)	(198,628)	(316,470)			(677,081)

INCOME BEFORE TAXES	(342,515)	(275,136)	(617,651)			(1,086,985)

STATE INCOME TAXES	—	—	—			—

NET INCOME	$(342,515)	$(275,136)	$(617,651)		265,056	$(1,086,985)

(a)	Interest on $500k note	28,000
(b)	Interest on $3m note	145,000
(c)	$15k stock grant	15,000
(d)	Amort of Intangibles
	Customer List (20 yrs)	95,000
	Trade Name - 30 years	33,333
(e)	Acquisition Fees (Portion not expensed in 2011 less seller 1/2)	(1,850)